UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2014

SPANISH BROADCASTING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27823	13-3827791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 N.W. 77th Avenue, Miami, Florida		33166
(Address of principal executive offices)		(Zip Code)

(305) 441-6901

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously reported, on February 14, 2013, Lehman Brothers Holdings Inc. (“LBHI”) brought a claim against Spanish Broadcasting System, Inc. (the “Company”) in the Delaware Court of Chancery (the “Court”) seeking, among other things, a declaratory judgment that as a result of non-payment of dividends, a Voting Rights Triggering Event had occurred pursuant to the certificate of designations for the Series B Preferred Stock (the “Certificate of Designations”) no later than July 15, 2010. LBHI alleged that as a result, the Company was prohibited from incurring indebtedness but did so for the purposes of purchasing assets relating to its Houston television station and the issuance of its 12.5% Senior Secured Notes due 2017. LBHI also sought an award of unspecified contract damages.

The Company filed a motion to dismiss the LBHI complaint on March 11, 2013. On April 25, 2013, LBHI filed an opposition to our motion to dismiss and a motion for partial summary judgment. The Company filed a reply in further support of its motion to dismiss and in opposition to LBHI’s motion for partial summary judgment on May 10, 2013. A hearing on the parties’ motions was held on May 20, 2013, at which the Court requested further briefing on cross-motions for summary judgment.

Additionally, on June 17, 2013, T. Rowe Price High Yield Fund, Inc., T. Rowe Price Institutional High Yield Fund, T. Rowe Price Funds SICAV-Global High Yield Bond Fund and T. Rowe Price Small-Cap Value Fund, Inc. (collectively “T. Rowe Price” and with LBHI, the “Plaintiffs”) brought a claim against the Company making allegations substantially similar to those made by LBHI previously, except with an additional claim for breach of the implied covenant of good faith and fair dealing.

On July 3, 2013 the Court granted the Plaintiffs’ motion to consolidate their lawsuits; and on October 3, 2013, LBHI moved to amend its original complaint by adding a claim for breach of the implied covenant of good faith and fair dealing. The Company moved for judgment on the pleadings as to both T. Rowe Price’s and LBHI’s good faith and fair dealing claims. In addition, the Plaintiffs and the Company submitted cross-motions for summary judgment on October 31, 2013.

On February 25, 2014, Vice Chancellor Glasscock rendered the opinion of the Court granting the Company’s motions for summary judgment and judgment on the pleadings, and denying the Plaintiffs’ motion for summary judgment. Accordingly, Plaintiffs’ claims were dismissed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC. (Registrant)

March 3, 2014	By:	/s/ Joseph A. García
Joseph A. García
Chief Financial Officer, Chief Administrative Officer, Senior Executive Vice President and Secretary